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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

 We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan and 2000 Nonstatutory Stock Option Plan of pcOrder.com, Inc. of our report dated January 25, 2000, with respect to the financial statements of pcOrder.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

Austin, Texas
October 16, 2000